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INVESTORS
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Bank & Trust

     July 12, 2004

     Mr. Nicholas H. Palmerino, Treasurer
     CDC Nvest Funds Trust III
     399 Boylston Street
     Boston, MA 02116

     Re: Custody Agreement (the "Agreement")

     Dear Nick:

     Attached is an amendment to Appendix A (the "Amendment") to the Custody Agreement between CDC Nvest Funds Trust III (the "Trust") and Investors Bank & Trust Company. Pursuant to Section 19 of the Agreement, the attached APPENDIX A shall become APPENDIX A to the Agreement effective July 14, 2004, superseding any and all previous APPENDIX A.

     Please indicate your acceptance of the foregoing by executing the two originals of this letter agreement, returning one to Investors Bank & Trust and retaining one for your records.

     Sincerely,

     Geoffrey M. O'Connell
     Senior Director

     Investors Bank & Trust Company        CDC Nvest Funds Trust III


     By:                                   By:
         ------------------------------        ---------------------------------

     Name:                                 Name:
           ----------------------------          -------------------------------

     Title:                                Title:
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                                CUSTODY AGREEMENT
                        Between CDC Nvest Funds Trust III
                       And Investors Bank & Trust Company

                                   APPENDIX A
                          (Revised as of July 14, 2004)

Series of CDC Nvest Funds Trust III

Harris Associates Focused Value Fund
CDC IXIS Moderate Diversified Portfolio

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